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                                                                  Exhibit 23.4

[McGladrey & Pullen LLP Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-76403) of our report dated January 15, 1999, relating to the financial statements of Valley Bank. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

Pasadena, California
June 1, 1999